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                                                                Exhibit 99.23(d)

                        ADDENDUM TO MANAGEMENT AGREEMENT
                    BETWEEN LORD ABBETT SECURITIES TRUST AND
                             LORD, ABBETT & CO. LLC
                      DATED MAY 19, 1993 (THE "AGREEMENT")


     Effective March 1, 2004, Lord, Abbett & Co. LLC and Lord Abbett Securities Trust (the "Trust") on behalf of a series of the Trust, Alpha Series ("Series"), do hereby agree that the annual management fee rate for the Series with respect to paragraph 2 of the Agreement shall be reduced from .50 of 1% of the value of the Series' average daily net assets to .10 of 1% of the Series' average daily net assets, provided that such management fee charged is based on services provided that are in addition to, rather than duplicative of, services provided pursuant to the advisory contract for any "acquired company." Since Alpha Series (as an "acquiring company") is permitted to invest in shares of another investment company (an "acquired company") that is in the same "group of investment companies" as the Alpha Series, the terms quoted in this sentence shall have the same meaning (which shall be incorporated by reference into this addendum) as provided under Section 12(d)(1)(G) of the Investment Company Act of 1940, as amended (the "Act"). In addition, the parties hereby agree that the repayment provisions pursuant to paragraph 5 of the Agreement shall not be applicable to the Series.

     For purposes of Section 15 (a) of the Act, this Addendum and the Agreement shall together constitute the investment advisory contract of the Series.


                           LORD, ABBETT & CO. LLC


                    By:    /s/ PAUL A. HILSTAD
                           -------------------
                           Paul A. Hilstad, Member


                           LORD ABBETT SECURITIES TRUST
                           (on behalf of Alpha Series)


                    By:    /s/ LAWRENCE H. KAPLAN
                           ----------------------
                           Lawrence H. Kaplan,
                           Vice President and Assistant Secretary


Dated: March 11, 2004